UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.

On October 15, 2015, ImprimisRx PA, Inc. (“ImprimisRx”), a Delaware corporation and a wholly-owned subsidiary of Imprimis Pharmaceuticals, Inc. (collectively the “Company” or “Imprimis”), closed on the previously announced asset purchase agreement (the “Asset Purchase Agreement”) with Thousand Oaks Holding Company, a Delaware corporation, and its wholly owned subsidiaries Topical Apothecary Group, LLC, a Pennsylvania limited liability company and owner and operator of TAG Pharmacy, a licensed pharmacy in Folcroft, PA; Aerosol Science Laboratories, Inc., a California corporation and former operator of ASL Pharmacy; SinuTopic, Inc., a Delaware corporation and former operator of Sinus Dynamics Pharmacy; and Mycotoxins, LLC, a California limited liability company, (collectively the “Sellers”). Under the terms of the Asset Purchase Agreement originally dated September 23, 2015 and subsequently amended on October 15, 2015, Imprimis acquired substantially all of the assets of the Sellers including, but not limited to, intellectual property rights, trademarks, copyrights, inventories, equipment, customer lists, databases, permits, or licenses, and to assume certain limited liabilities, for a total cash purchase price of approximately $524,000, paid at closing.

The above description of the Asset Purchase Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which shall be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and, when filed, shall be incorporated into this Item 2.01 by reference.

Item 2.02 Results of Operations and Financial Condition

On October 20, 2015, the Company issued a press release providing preliminary revenue results for the period ended September 30, 2015 and revised revenue guidance for its 2015 year end. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent it is specifically incorporated by reference but regardless of any general incorporation language in such filing.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated October 20, 2015

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K, including the exhibits filed with this Form 8-K, contains certain forward-looking statements regarding the proposed transaction between the Company and the Sellers. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the transaction; and general regulatory developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, which identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: October 20, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated October 20, 2015